Exhibit 10.7
Natural Health Trends Corp.
STOCK OPTION GRANT
Option to Purchase
6,000,000 Common Shares
Presented To:
Capital Development S.A.
6, Bvd Georges-Favon
Case postale 5726
CH-1211 Geneva ll
Key Dates:
July 24, 2002 – 2,000,000 options vest at $.01 per share
July 24, 2003 – 2,000,000 options vest at $.015 per share
July 24, 2004 – 2,000,000 options vest at $.02 per share
July 24, 2007 – Expiration Date
You may exercise your right to purchase all or any of the shares on or after the date on which such shares vest, but in any event, not later than the Expiration Date. Your exercise shall be effective when payment in full for the shares being purchased is actually received by the Company. The Company shall not be obligated to deliver any stock certificates unless and until there has been compliance with all requirements the Company may deem applicable. No exercise may occur after the Expiration Date. This option and all rights provided for herein shall be of no force or effect and no rights hereunder shall exist after the Expiration Date.
/s/ Mark D. Woodburn
MARK D. WOODBURN
President
July 24, 2002
This is not a stock certificate or a negotiable instrument